Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact:	Paul C. Hudson, President/CEO
Alvin D. Kang, CFO
(323) 634-1700
www.broadwayfederalbank.com

BROADWAY FINANCIAL CORPORATION ANNOUNCES

FOURTH QUARTER DIVIDEND

LOS ANGELES, CA – (BUSINESS WIRE) – December 30, 2004 – Broadway Financial Corporation (“Company”) (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), today announced:

•	The payment of the Company’s cash dividend for the fourth quarter. A dividend of $0.05 cents per share of the Company’s Common Stock will be paid on January 31, 2005 to stockholders of record as of January 7, 2005.

The Bank continues to exceed the capital requirements necessary to be deemed “well capitalized” for regulatory capital purposes.

The Bank is a community-oriented savings bank, which primarily originates residential mortgage loans in the Los Angeles geographic areas known as Mid-City and South Central. The Bank operates four full service branches, three in the city of Los Angeles, and one in the nearby city of Inglewood, California. Shareholders, analysts and others seeking information about the Company or the Bank are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfederalbank.com.